                                                                      EXHIBIT 11
                                                                      ----------


                    MICKELBERRY COMMUNICATIONS INCORPORATED
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                   For the Three Months and Six Months Ended
                             June 30, 1995 and 1994
                        In Thousands (except per share)



                                        2nd Quarter
                           -------------------------------------
                                  1995                1994
                           ------------------  -----------------
                           Primary    Fully    Primary    Fully
                                     Diluted   Diluted
                           -------   --------  --------  -------
Income (loss)
 attributable to
 common stock:
Net income (loss)           $  (52)   $  (52)   $  120   $  120
Less dividends on
 preferred stock               (18)      (18)      (18)     (18)
Add interest on
 convertible deben-
 tures (if applicable)           -         -         -        -
                            ------   -------    ------   ------
1. Net income (loss)        $  (70)   $  (70)   $  102   $  102
                            ======   =======    ======   ======

Shares used in
 calculating earnings
 (loss) per share (all
 weighted averages):
Shares outstanding           5,878     5,878     5,876    5,876
Shares deemed issued
 for stock options (if
 dilutive)                       -         -         8        8
Shares deemed issued
 for convertible deben-
 tures (if applicable
 and dilutive)                   -         -         -        -
                            ------   -------    ------   ------
2. Total                     5,878     5,878     5,894    5,894
                            ======   =======    ======   ======

Earnings (loss)
 per share:
Net income (1 / 2)           $(.01)   $ (.01)     $.02     $.02
                            ======   =======    ======   ======

                                                                      EXHIBIT 11
                                                                      ----------
                                                                     (continued)


                    MICKELBERRY COMMUNICATIONS INCORPORATED
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                   For the Three Months and Six Months Ended
                             June 30, 1995 and 1994
                        In Thousands (except per share)



                                        Year to Date
                           -------------------------------------
                                  1995                1994
                           ------------------  -----------------
                           Primary    Fully    Primary    Fully
                                     Diluted   Diluted
                           -------   --------  --------  -------
Income (loss)
 attributable to
 common stock:
Net income (loss)           $  293    $  293    $ (175)   $ (175)
Less dividends on
 preferred stock               (36)      (36)      (36)      (36)
Add interest on
 convertible deben-
 tures (if applicable)           -         -         -         -
                            ------    ------   -------   -------
1. Net income (loss)        $  257    $  257    $ (211)   $ (211)
                            ======    ======   =======   =======

Shares used in
 calculating earnings
 (loss) per share (all
 weighted averages):
Shares outstanding           5,878     5,878     5,876     5,876
Shares deemed issued
 for stock options (if
 dilutive)                      71        71         -         -
Shares deemed issued
 for convertible deben-
 tures (if applicable
 and dilutive)                   -         -         -         -
                            ------    ------   -------   -------
2. Total                     5,949     5,949     5,876     5,876
                            ======    ======   =======   =======

Earnings (loss)
 per share:
Net income (1 / 2)            $.04      $.04    $ (.04)   $ (.04)
                            ======    ======   =======   =======